Exhibit 99.1

Charter to Acquire Optimum West from Cablevision

Stamford, Connecticut - February 7, 2013 - Charter Communications, Inc. (NASDAQ: CHTR) (“Charter”) and Cablevision Systems Corporation (NYSE: CVC) announced today that they have entered into a definitive agreement under which Charter Communications Operating, LLC will acquire Cablevision's Bresnan Broadband Holdings, LLC (“Optimum West”) for $1.625 billion in cash. Optimum West manages cable operating systems in Colorado, Montana, Wyoming and Utah that pass more than 660,000 homes and serve 304,000 video subscribers and 366,000 customer relationships.
“With this transaction, Charter will acquire some of the fastest growing cable assets in the United States,” said Tom Rutledge, Charter's President and CEO. “These former Bresnan properties operate in growing communities, and the network, employees and customer base have been well served for many years. In particular, over the past two years Cablevision, as Optimum West, has grown video, Internet and telephone customers through the execution of a product and service strategy, which is the same as the one we recently implemented at Charter. Optimum West is an ideal fit for Charter and we anticipate an efficient integration process.”
Cablevision President and CEO James L. Dolan said, “We are proud of the value we created in the Optimum West properties. We made strategic investments in the cable system and significantly enhanced the network to provide our customers with more robust products and services. I am confident that our Optimum West team will continue to build on that success under new stewardship.”
The $1.625 billion acquisition price represents a purchase price multiple of 8.9x Optimum West's third quarter 2012 annualized Adjusted EBITDA Adjusted EBITDA and free cash flow are Non-GAAP measures used by Charter and are defined in the “Use of Non-GAAP Financial Metrics” section. and a purchase price multiple of less than 8.0x Charter's estimate of Optimum West's first year Adjusted EBITDA under Charter. The transaction will be structured to deliver to Charter a full step-up in the tax basis of the acquired assets. Taking into account Charter's estimate of the present value of this tax asset, the effective purchase price multiple is less than 7.0x the estimated first year Adjusted EBITDA. “Given the double digit growth profile of Optimum West, we view the implied purchase price multiple as attractive. In addition, the acquisition will increase our conversion rate of Adjusted EBITDA to free cash flow.1 At closing, we expect to be at 5.0x leverage and continue to target 4.0x to 4.5x over time,” noted Christopher Winfrey, Charter's CFO.
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1 Adjusted EBITDA and free cash flow are Non-GAAP measures used by Charter and are defined in the “Use of Non-GAAP Financial Metrics” section.

Charter will fund the acquisition of Optimum West with $1.5 billion of committed bank financing to Charter Communications Operating, LLC, and liquidity from cash on hand and its revolving credit facility.
The transaction is subject to customary closing conditions, including regulatory approval. We expect closing to occur in the third quarter of 2013.
Credit Suisse and Goldman Sachs acted as financial advisors to Charter, and have also provided debt financing commitments for the transaction.
Citi and J.P. Morgan acted as co-lead financial advisors to Cablevision. BofA Merrill Lynch and Guggenheim Securities also provided financial advice to Cablevision. Sullivan & Cromwell LLP acted as legal counsel to Cablevision.

Use of Non-GAAP Financial Metrics

Adjusted EBITDA and free cash flow are not Generally Accepted Accounting Principles (“GAAP”) financial measures and should be considered in addition to, not as a substitute for, net loss or cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as net loss plus net interest expense, income taxes, depreciation and amortization, stock compensation expense, loss on extinguishment of debt, and other operating (income) expenses, such as special charges and (gain) loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the business as well as other non-cash or special items, and is unaffected by capital structure or investment activities. These measures are limited in that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing.

Free cash flow is defined as net cash flows from operating activities, less purchases of property, plant and equipment and changes in accrued expenses related to capital expenditures.

Adjusted EBITDA and free cash flow provide information useful to investors in assessing performance and ability to service its debt, fund operations and make additional investments with internally generated funds.

About Charter
Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

About Cablevision Systems Corporation
Cablevision Systems Corporation is one of the nation's leading media and telecommunications companies. In addition to delivering its Optimum-branded cable, Internet, and voice offerings throughout the New York area, the company owns and operates cable systems serving homes in four Western states. Cablevision's local media properties include News 12 Networks, MSG Varsity and Newsday Media Group. Cablevision also owns and operates Clearview Cinemas. Additional information about Cablevision is available on the Web at www.cablevision.com.

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Contacts:

Charter
Media:	Analysts:
Anita Lamont	Robin Gutzler
314-543-2215	314-543-2389

Stefan Anninger
203-905-7955

Cablevision
Media:	Analysts:
Charles Schueler	Bret Richter
516-803-1013	516-803-2270
Cschuele@cablevision.com	Brichter@cablevision.com

Kelly McAndrew
516-803-2351
Kmcandre@cablevision.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," “view,” "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning," "designed," "create" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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our ability to sustain and grow revenues and free cash flow by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•	the development and deployment of new products and technologies;

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the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, and video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.